Exhibit 10.4

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of March 10, 2013 (the “Effective Date”), between Delek Logistics GP, LLC, a Delaware limited liability company (the “Company”), and Frederec Green (the “Executive”). Capitalized terms used in this Agreement but not defined in the body hereof have the meaning given such terms in the LLC Agreement (as defined below).

Whereas, the Second Amended and Restated Limited Liability Company Agreement of the Company (as amended from time to time, the “LLC Agreement”) authorizes the issuance by the Company of Membership Interests; and

Whereas, the Company desires to issue to the Executive on the terms and conditions hereinafter set forth, and the Executive desires to accept on such terms and conditions, the Membership Interest specified herein; and

Whereas, the Executive agrees to forfeit 980 phantom units granted to him pursuant to the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan (the “Plan”).

Now, therefore, in consideration of the mutual promises, covenants and obligations contained herein and other good and valuable consideration, the Company and the Executive agree as follows:

1.Issuance of Interest. The Company hereby issues a Membership Interest to the Executive with a Sharing Ratio of 0.2% (as adjusted pursuant to the terms of the LLC Agreement) (the “Executive Membership Interest”). The Sharing Ratio associated with the Executive Membership Interest may be adjusted at any time after the Effective Date as a result of issuances or grants of Membership Interests pursuant to and in accordance with the terms and conditions of the LLC Agreement.

2.Terms of Issuance.

(a)The Executive acknowledges and agrees that no provision contained in this Agreement shall entitle the Executive to remain in the employment of the Company or its Affiliates, and that the terms and conditions of his employment shall be as set forth in the employment agreement between the Executive and Delek US Holdings, Inc., effective as of November 1, 2011 (the “Employment Agreement”).

(b)The Executive and the Company acknowledge and agree that the Executive Membership Interest is authorized and issued pursuant to the LLC Agreement and subject to all of the restrictions applicable to Membership Interests as set forth in the LLC Agreement and in this Agreement.

3.Vesting of Executive Membership Interest.

(a)The Executive Membership Interest shall initially be subject to forfeiture upon the termination of employment by the Executive with the Company and its Affiliates, and such forfeiture restrictions shall lapse on June 10, 2013 (the “Vesting Date”); provided that the Executive remains continuously employed by the Company or its Affiliates from the Effective Date through the Vesting Date. On and after the Vesting Date, the Executive Membership Interest shall remain subject to the restrictions on the Membership Interests, in general, under the LLC Agreement.

(b)Notwithstanding the vesting schedule set forth above, the Company may, in its sole discretion, cause the Executive Membership Interest to vest in full upon an Exchange Transaction, provided that the Executive remains continuously employed by the Company or its Affiliates from the Effective Date through the date of such Exchange Transaction.
(c)If the Executive is terminated by the Company or its Affiliates for Cause, the Executive shall forfeit, without the payment of any compensation by the Company, the vested and unvested portion of the Executive

Membership Interest. Upon any other termination of employment, the Executive shall forfeit, without the payment of any compensation by the Company, the unvested portion of the Executive Membership Interest.

4.Purchase of Vested Membership Interest. Following termination of the Executive's employment with the Company or its Affiliates in certain circumstances, any portion of the Executive Membership Interest retained after application of Section 3 above may be subject to the repurchase and put right provisions set forth in Sections 14.3(b) and 14.3(c) of the LLC Agreement.

5.Distributions. Subject to the provisions of Section 6.1 of the LLC Agreement, the Executive shall be entitled to receive any distributions made with respect to the Executive Membership Interest (as described in Article VI of the LLC Agreement) during the time any portion of the Executive Membership Interest is subject to forfeiture.

6.Waiver of Phantom Units. The Executive agrees to forfeit, waive and decline, in their entirety, 980 phantom units previously granted to him pursuant to the Plan which would otherwise vest as of June 10, 2013. The Executive acknowledges and agrees that this waiver cannot later be changed or revoked by the Executive and shall be binding upon the Executive's agents, attorneys, heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest. The Executive acknowledges and agree that this waiver is valid, fair, adequate and reasonable, is made with the Executive's full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform the Executive. The Executive understands and acknowledges that this waiver is a material inducement to the Company entering into this Agreement.

7.Representations and Warranties of the Parties.

(a)The Executive represents and warrants to the Company that this Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

(b)The Company represents and warrants to the Executive as follows:

(i)this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and that the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Company is a party or any judgment, order or decree to which the Company is subject;

(ii)the Company has the limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly authorized, executed and delivered by the Company; and

(iii)the Company is validly existing and in good standing in the State of Delaware.

8.Regulation D Representations. In addition to the representations above, the Executive hereby makes the following representations and warranties to the Company as of the date hereof, and the Executive must as a condition to vesting of any portion of the Executive Membership Interest again make the same representations to the Company (and shall be deemed to have made such representations, appropriately amended for any changes in Regulation D under the Securities Act, upon such vesting):

(a)Experience; Status.

(i)The Executive has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. To the extent necessary, the Executive has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of the Executive Membership Interest and the vesting thereof, it being understood that the Company has not retained legal or financial advisors on behalf of the Executive.

(ii)The Executive is an Accredited Investor (as such term is used in Rule 501 under the Securities Act), is able to bear the economic risk of its investment in the Company and has sufficient net worth to sustain a loss of its entire investment in the Company without economic hardship if such loss should occur.

(b)Access to Company Information.

(i)The Executive has had an opportunity to discuss the Company's business, management and financial affairs with the members of the Company's management and has had the opportunity to review the Company's facilities. The Executive has also had an opportunity to ask questions of the officers of the Company, which questions were answered to its satisfaction. The Executive acknowledges that he is familiar with all aspects of the Company's business.

(ii)The Executive has received no representations or warranties from the Company, or its employees, affiliates, attorneys, accountants or agents.

(iii)The Executive understands that an investment in the Company involves numerous risks.

(c)Investment Purposes; Rule 144.

(i)The Executive is acquiring the Executive Membership Interest and any securities to be received in respect thereof solely for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Executive understands that the Executive Membership Interest has not been registered under the Securities Act or applicable state and other securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and other securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Executive's representations as expressed herein. The Executive understands that the Company is relying, in part, upon the representations and warranties contained in this agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)The Executive acknowledges and understands that it must bear the economic risk of its investment in the Executive Membership Interest and any securities to be received in respect thereof for an indefinite period of time because the Executive Membership Interest is not transferable except in very limited circumstances and must be held indefinitely unless subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available. The Executive understands that the Company has not agreed to and does not plan to file a registration statement to register the resale of the Executive Membership Interest and any securities to be received in respect thereof under the Securities Act.

(iii)The Executive is aware of the current provisions of Rule 144 promulgated under the Securities Act which permit resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the issuer of the securities and the resale occurring not less than one year after a party has purchased from an issuer or its affiliate and paid the full purchase price for the securities to be sold. The Executive understands that if the Company otherwise agrees to a transfer of the Executive Membership Interest and any securities to be received in respect thereto, the Company will not transfer and any transfer agent of the Company will be issued stop-transfer instructions with respect to the Executive Membership Interest and any securities to be received in respect thereof unless such transfer is subsequently registered under the Securities Act and applicable state and other securities laws or unless an exemption from such registration is available.

9.General Provisions.

(a)Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the principal executive offices of the Company and at the Executive's last known address on file with the Company or its affiliates (or any other address that any party may designate by written notice to the other party, in accordance herewith, except that such notice shall be effective only upon receipt). Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first business day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five business days after the date of deposit in the United States mail.

(b)Governing Law; Waiver of Jury Trial. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(c)Amendment / Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

(d)Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)Entire Agreement. This Agreement constitutes the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(f)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

(g)Headings. The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

(h)Gender / Plurals. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

(i)Successors / Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by and against the Executive, the Company and their respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of the Executive Membership Interest); provided, that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a transfer of the Executive Membership Interest permitted under the LLC Agreement. Notwithstanding anything else in this Agreement or in the LLC Agreement (i) the Executive Membership Interest shall remain subject to the terms of the LLC Agreement and this Agreement regardless of who holds such Executive Membership Interest and (ii) the effect that the employment of the Executive by the Company or events related to such employment have on the rights of and restrictions on the Executive Membership Interest, including vesting, and the rights of the Company with regard to the Executive Membership Interest, under this Agreement, shall not be altered by any transfer of the Executive Membership Interest.

(j)Employment Relationship. Nothing in this Agreement shall confer upon the Executive the right to continued employment by the Company or its Affiliates or affect in any way the terms of the Employment Agreement.

(k)Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto and the estate, legal representative or guardian of any individual party hereto, any rights or remedies under or by reason of this Agreement.

(l)Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

(m)Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement.

(n)Arbitration. Subject to Section 9(b), any dispute or controversy arising under, relating to, or in connection with this Agreement, or its breach or performance, shall be settled exclusively by final, conclusive and binding arbitration in Nashville, Tennessee, pursuant to the Federal Arbitration Act and in accordance with the Arbitration Rules of the American Arbitration Association (“AAA”). Such arbitration shall be the sole and exclusive procedure for the resolution of any such dispute or controversy, except that nothing herein shall prevent the Company or the Executive from seeking immediate injunctive relief from any court, such as specific performance, a temporary restraining order or a preliminary or temporary injunction, to enforce or prevent any violations of the provisions of this Agreement. The arbitration shall be conducted by a single arbitrator (who shall be an attorney with at least 10 years of experience in labor and employment matters or a retired judge) mutually acceptable to the Company and the Executive. If the parties are unable to agree upon a mutually acceptable arbitrator within 30 days of the submission of the dispute to arbitration, such arbitrator shall be appointed in accordance with the Arbitration Rules of the AAA. The arbitrator appointed by the mutual agreement of the parties or in accordance with the Arbitration Rules of the AAA is referred to herein as the “Arbitrator.” Following the appointment of such Arbitrator, the Arbitrator shall conduct the arbitration of such dispute. The Arbitrator shall resolve all disputes between the parties. Should the Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 9(n), a new Arbitrator shall be appointed in accordance with the foregoing procedures. The Arbitrator will allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the Arbitrator shall limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each party being allocated an equal amount of time for the presentation of its case. Unless otherwise agreed to by the parties, an arbitration hearing shall be conducted on consecutive days. The Arbitrator must give effect to legal privileges including the attorney-client privilege and the work-product immunity. The Arbitrator shall render a binding decision within 20 days following the completion of the arbitration hearing. The award of the Arbitrator shall be in writing, and shall provide the reasons for the award. The Arbitrator must certify in the award that such award conforms to the terms and conditions set forth in this Agreement, including that such award has been rendered in accordance with the applicable governing law. The arbitration award shall be binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction, and may not be appealed except to the extent permitted by the Federal Arbitration Act. The Arbitrator shall be instructed that time is of the essence in the arbitration proceeding, and that the Arbitrator shall have the right and authority to issue reasonable monetary sanctions against either of the parties if, upon a showing of good cause, that party is unreasonably delaying the proceeding. The amount of such sanction shall be related to the additional harm, if any, caused by the delay. The Arbitrator shall have the authority to assess the costs and expenses of the arbitration proceeding (including the fees and expenses of the Arbitrator) against any or all the parties. The Arbitrator shall also have the authority to award attorneys' fees and expenses to the prevailing party. Notwithstanding anything to the contrary herein, the Arbitrator shall have no authority to award punitive or other damages not measured by the prevailing party's actual damages. To the fullest extent permitted by law, the arbitration proceedings and award shall be maintained in confidence by the parties. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation. Each party hereby consents to a single, consolidated arbitration proceeding of multiple claims, or claims involving more than the parties.

(o)83(b) Election / Tax Matters. Within 30 days after the Effective Date, the Executive may make, by filing with the Internal Revenue Service an election authorized by Section 83(b) of the Code with respect to the Executive Membership Interest (the “83(b) Election”), and, if made, the Executive shall submit to the Company a copy of the 83(b) Election. The Executive acknowledges and agrees that he is not relying upon any written or oral statement or representation of the Company, any of its Subsidiaries or Affiliates, or any of their respective employees, directors, officers, attorneys or agents regarding the tax effects associated with the Executive Membership Interest or the terms of this Agreement or the LLC Agreement. The Executive acknowledges and agrees that in deciding to enter into this Agreement, the Executive is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. The Executive acknowledges that the timely filing of the 83(b) Election, if made, is his sole responsibility, even if the Executive requests the Company or its representative to file such election on his behalf.

(p)WAIVER OF PUNITIVE AND EXEMPLARY DAMAGE CLAIMS. EACH PARTY, BY EXECUTING THIS AGREEMENT, WAIVES, TO THE FULLEST EXTENT ALLOWED BY LAW, ANY CLAIMS TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES NOT MEASURED BY THE PREVAILING PARTY'S ACTUAL DAMAGES IN ANY DISPUTE OR CONTROVERSY ARISING UNDER, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, ANY ARBITRATION PROCEEDING.

In witness whereof, the parties hereto have executed this Subscription Agreement as of the date first written above.

DELEK LOGISTICS GP, LLC                EXECUTIVE:

By:    /s/ Donald N. Holmes                /s/ Frederec Green
Name:    Donald N. Holmes                FREDEREC GREEN
Title:    EVP

By:    /s/ Andrew L. Schwarcz
Name:    Andrew L. Schwarcz
Title:    EVP / General Counsel